Exhibit 99.7

HEYU CAPITAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Heyu Capital Limited and its subsidiaries

We have audited the consolidated balance sheets of Heyu Capital Limited and its subsidiaries. (the “Group”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' equity and consolidated cash flows for the years then ended. These consolidated financial statements are the responsibility of the group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2014 and 2013 and the group result of its operations and its consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As shown in the financial statements, the Group has incurred an accumulated deficit of $4,969,518 and $1,926,919 for the years ended December 31, 2014 and 2013, respectively. This raises substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

July 13, 2015

Newport Beach, CA

HEYU CAPITAL LIMITED GROUP AND COMPANIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013

Cash	$61,654	$452,723
Accounts receivable, net	2,790	-
Prepayment	46,611	-
Inventory	1,841	-
Amount due from related parties	123,812	38,672

Total current assets	236,708	491,395

Other assets:

Deposit
Prepayment	23,951	-
Property and leasehold improvement, net	1,967	1,000
Intangible asset, net	427,119	-
	6,353	-

Total assets	$696,098	$492,395

Liabilities and Shareholders’ Equity
Current liabilities:

Account payable	$41,907	$-
Amount due to related parties	485,995	-
Other Payable & Accrual	-	79,977
Tax payable	29,627	-

Total liabilities	557,529	79,977

Shareholders’ Equity:

Share capital	5,097,440	2,338,042

Retained earnings	(4,969,532)	(1,926,919)
Accumulated other comprehensive income	10,661	1,295

Total equity	138,569	412.418

Total liabilities and shareholders’ equity	$696,098	$492,395

The accompanying notes form an integral part of these consolidated financial statements.

HEYU CAPITAL LIMITED GROUP AND COMPANIES

CONSOLIDATED STATEMENT OF OPERATIONS AND

COMPREHENSIVE INCOME

	For the years ended,
	2014	2013

Revenue	$306,882	$-
Cost of revenue	424,501	-

	(117,619)	-
Operating expenses:

Selling expenses	22,864	-
G&A expenses	2,899,471	1,925,953

Operating Loss	(3,039,954)	(1,925,953)

Finance expenses	2,659	966

Loss before income taxes	(3,042,613)	(1,926,919)
Income tax expense	-	-

Net loss	$(3,042,613)	$(1,926,919)

Other comprehensive loss

Foreign currency translation adjustment	9,366	1,295

Comprehensive loss	$(3,033,247)	$(1,925,624)

The accompanying notes form an integral part of these consolidated financial statements.

HEYU CAPITAL LIMITED GROUP AND COMPANIES

COSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Share Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2012	-	-	-	-

Shareholder contribution	2,338,042	-	-	2,338,042

Foreign exchange gain	-	-	1,295	1,295

Net Loss	-	(1,926,919)	-	(1,926,919)

Balance, December 31, 2013	2,338,042	(1,926,919)	1,295	412,418

Net Loss	-	(3,042,613)	-	(3,042,613)

Shareholder contribution	2,759,398	-	-	2,759,398

Foreign exchange gain	-	-	9,366	9,366

Balance, December 31, 2014	5,097,440	(4,969,532)	10,661	138,569

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statement

HEYU CAPITAL LIMITED GROUP AND COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2014	For the year ended December 31, 2013

Operating activities
Net loss	$(3,042,613)	$(1,926,919)

Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,550	-
Impairment of goodwill	264,477	-

Changes in operating assets and liabilities:
Account receivable	3,323	-
Inventory	1,962	-
Deposit	(171)	(1,000)
Prepayment	15,741	-
Account payable	34,991	79,983
Other payable	6,929

Net cash used in operating activities	(2,643,811)	(1,847,936)

Cash flows from investing activities
Purchase of leasehold improvement	(1,692)	-
Purchase of property and equipment	(49,265)	-
Amount due from related parties	(75,165)	(38,675)
Acquisition of subsidiary net of cash acquired	(597,112)	-

Net cash flows used in investing activities	(723,234)	(38,675)

Cash flows from financing activities
Amount due to related parties	207,288	-
Capital contribution from shareholder	2,760,714	2,338,042

Net cash flow provided by financing activities	2,968,002	2,338,042

Effect of exchange rate changes on cash and cash equivalent	7,974	1,292

Net increase/(decrease) in cash	(391,069)	452,723
Cash at the beginning of the year	452,723	-

Cash at the end of the year	$61,654	$452,723

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statement

HEYU CAPITAL LIMITED GROUP AND COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Business organization description

Heyu Capital Limited ("Heyu", “the Group” and "the Company") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

On December 18, 2013, the Company registered a 100% equity interest owned subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provides hotel management services in Xiamen, Fujian, China, but not yet contributes any capital into Xiamen Heyu Hotel management Co. Ltd as of December 31 2013. Heyu Capital Limited contributes capital of $966, 130 in the subsidiary as of December 31. 2014. On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into a Share Transfer Agreement with existing shareholders of Xiamen Wujiaer Hotel Co., Ltd with a consideration of $ 622,379(Approximately 3,800,000 in RMB) in cash.

Going Concern

The Group has sustained operating losses of $4,969,532 since inception. The Group’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern; however, the above conditions raise substantial doubt about the Group’s ability to do so. The Consolidated Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Group be unable to continue as a going concern.

If management projections are not met, the Group may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

2.	Organizational structure

The following diagram illustrates our corporate and ownership structure, the place of formation and the ownership interests of our subsidiaries as of December 31, 2014.

3.	Summary of Principal Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Basis of Consolidation

The consolidated financial statements include the financial statements of our company and its subsidiaries. All significant transactions and balances between our company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which our company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, and has the power to cast a majority of votes at meetings of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

ASC 810 “Consolidation”, which provides guidance on the identification of and financial reporting for entities over which control is achieved through means other than voting interests, requires certain variable interest entities to be consolidated by the primary beneficiary of the entity.

The Group evaluate our business relationships such as those with franchisees to identify potential variable interest entities. Generally, these businesses qualify for the business scope exception under the consolidation guidance. Therefore, we have concluded that consolidation of any such entities is not appropriate for the periods.

Business Combinations

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Group have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold. Persuasive evidence of an arrangement, fixed price, and service delivered and collection reasonably assured.

Cash

Cash consist of cash on hand and bank deposits, which are unrestricted to withdrawal and use. The Group has cash of $61,654 and $452,723 as of December 31, 2014 and December 31, 2013 respectively. All of the Company’s cash is held in bank accounts in the PRC and is not protected by Federal Deposit Insurance Corporation (FDIC) insurance or any other similar insurance. The Company had had no loss of cash in domestic or foreign banks in past years. As of December 31, 2014 and 2013, the Company have no cash equivalents.

Accounts receivable, net

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful live for leasehold improvement is shorter of the term of the lease or the estimated useful lives of the assets.

Impairment of long-lived assets

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets.

Impairment of goodwill

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

Specifically, goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. Accordingly, the Group impaired all goodwill incurred an impairment loss of $264,091 for the year ended December 31, 2014.

Business tax and related taxes

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income Tax

The Group has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Group adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Group has identified the PRC as our “major” tax jurisdiction. Generally, the Group remains subject to PRC examination of our income tax returns annually.

The Group believes that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease. When a lease contains rent holidays or requires fixed escalations of the minimum lease payments, the Group records the total rental expense on actual basis over the lease term.

Concentration of risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist principally of cash and accounts receivable. The Group places its cash with high quality banking institutions. The Group didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014 and December 31, 2013 respectively. And the Group periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Fair Value

The Group follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Group monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Group elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

Foreign currency translation

The functional and reporting currency of the Company is the United States dollar ("U.S. dollar"). The financial records of the Company located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Group’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Recent Accounting Pronouncement-Adopted

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) “Revenue from Contracts with Customers.” ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Group's present or future financial statements.

3.	Acquisitions of Business

Acquisition of interest in Wujiaer Hotel Co Ltd through Xiamen Heyu Hotel Management Co Ltd

Pursuant to a Sale and Purchase Agreement dated January 25, 2014 between the Xiamen Heyu Hotel Management Co Ltd and Lv Dun Zhi, the Company acquired 100% of the equity interests in Wujiaer Hotel Co Ltd with the total purchase price of $622,379 in cash. The fair value of the acquired entity was $ 622,379.

The transaction was considered as a business acquisition and accordingly the acquisition method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

The purchase price was allocated as follows:

Cash acquired	$21,346
Other current assets	65,922
Property and equipment	449,817
Other Non-current assets	41,815
Intangible assets	7,251
Current liabilities	(206,560)
Tax liabilities	(21,303)
Goodwill	264,091

Total	622,379
Represented by:
Cash Consideration	$622,379

The following unaudited pro forma information summarizes the results of operations for the twelve months ended December 31, 2014 of the Group as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results:

For the twelve Months
ended December, 31
2014
(unaudited)

Pro forma revenues	$(326,942)
Pro forma net loss	$(3,069,912)

4.	Property and Equipment, Net

Property and equipment, net consist of the following:

	As of	As of
	December 31,	December 31,
	2013	2014
Cost:
Leasehold improvement	$-	$499,225
Furniture, fixtures and equipment	-	143,727

	-	642,952
Less: Accumulated depreciation	-	(215,833)

	$-	$427,119

Depreciation expense was $nil and $215,833 for the years ended December 31, 2013 and year ended December 31, 2014, respectively.

5.	Deposit payment to a related party

	As of December 31, 2014	As of December 31, 2013

Deposit for lease of the hotel building	$23,951	$-

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiring on September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

6.	Goodwill

The movement of the goodwill for the periods ended December 31, 2014 and December 31, 2013 is as follows:

Balance as of January 1, 2014	$-
Goodwill recognized in connection with acquisition of Xiamen Wujiaer Hotel Co., Ltd (note 3)	264,091
Goodwill Impairment Loss	(264,091)
Balance as of December 31, 2014	$-

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. Accordingly, the Group impaired all goodwill incurred an impairment loss of $264,091 for the year ended December 31, 2014.

7.	Income Tax Payable

Hong Kong

Heyu Capital Limited is subject to Hong Kong profit tax at a rate of 16.5% in 2013 and 2014. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the years presented. As of December 31, 2014 and December 31, 2013, HK entity has net operating losses of approximately $2,326,738 and $1,926,919 respectively. Valuation allowance has been fully provided since it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant.

China

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of December 31, 2014, the PRC entities have net operating losses of approximately $715,861 that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant

	December 31, 2013	December 31, 2014
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$317,942	$814,703
Valuation allowance	(317,942)	(814,703)
Net deferred tax assets	$-	$-

The Taxes payable was $nil and 29,627 as of December 31, 2013 and December 31, 2014:

	As at December 31, 2013	As at December 31, 2014

Business tax payable	$-	$19,126
Urban Construction tax payable	-	1,338
Others	-	9,163

	$-	$29,627

8.	Commitment

Operating lease commitment

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease.

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:
$263,586
2015	270,176
2016	289,945
2017	289,945
2018	2,226,775
2019 and after	$3,340,427

Under the lease arrangements, the Group pay rent on a quarterly basis and is typically subject to the fixed escalations of 10 percent every three years. The Group recognizes rental expense on an actual payment basis for the lease term of 12 years.

9.	Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Related Party	Nature of the Party
Xiamen Heyu Trading Ltd	Trading company
Xiamen Heyu Property Ltd	Property Development
Xiamen Heyu Biotechnology Ltd	Biotechnological
Xiamen Heyu Meeting Co Ltd	Clubhouse and event function service
Heyu Leisure Holiday Corporation Ltd	Investment holding

The companies above are controlled by Ang Ban Siong and who is served as the Director of the companies.

There is no interest bearing and due on demand and details of outstanding balances with the Group's related parties as of December 31, 2013 and December 31, 2014 were as follows:

Due from related party

Amount due from related parties are related to the advances to stockholder/ related companies during the year as follow:

	As at December 31, 2013	As at December 31, 2014

Le Chang Fang	$-	$814
Heyu Leisure Holiday	-	30,675
Xiamen Heyu Trading Ltd	-	48,614
Xiamen Heyu Property Ltd	-	2,164
Xiamen Heyu Biotechnology Ltd	-	1,041
Heyu Meeting Co Ltd	38,672	40,504

	$38,672	$123,812

Due to related party

Amount due to a related party is comprised of the advances from the stockholder/ related companies for working capital of group during the year/ period as follow:

	As at December 31, 2013	As at December 31, 2014

Ang Hooi Pheng	$-	$57,000
Ang Ban Siong	-	213,533
Tan Hung Seng	-	27,693
Xiamen Heyu Trading Ltd	-	569
Eric Cheah	-	4,881
Heyu Development Management Corp	-	182,319
	-

	$-	$485,995

(a)	Related party transaction

During the year ended December 31, 2014, the rental expense paid to Mr Lv Dun Zhi is $219,923 during the period from February to December 2014 and nil during the year ended December 2013.

During the year ended December 31, 2014, operation expenses of $270,342 was paid on behalf of the Company by Mr Ang Ban Siong and $27,693 was paid on behalf of the Company by Mr Tan Hung Seng. The nil operation expense was paid on behalf of the Company by the related parties during the year ended December 31, 2013.

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